                                                                      EXHIBIT VI
                                                                      ----------

                                CO-SALE AGREEMENT


     This CO-SALE AGREEMENT (this "Agreement") is made and entered into as of May 2, 2003, among Geokinetics Inc., a Delaware corporation (the "Company"), Blackhawk Capital Partners, a Texas general partnership ("BPC"), Blackhawk Investors, L.L.C., a Delaware limited liability company ("Blackhawk I"), Blackhawk Investors II, L.L.C., A Delaware limited liability company ("Blackhawk II"), Somerset Capital Partners, a general partnership ("SCP"), William R. Ziegler ("Ziegler") and Steven A. Webster ("Webster") (BCP, Blackhawk I, Blackhawk II, SCP, Ziegler and Webster being sometimes referred to collectively as the "Blackhawk Partners") and the undersigned Investors (as defined below).

     WHEREAS, each of the Investors is a party to the Securities Purchase and Exchange Agreement by and among, among others, the Company, the Blackhawk Partners and the Investors (the "Restructure Agreement"); and

     WHEREAS, certain of the obligations of the Company and the Investors are conditioned upon the execution and delivery of this Agreement; and

     WHEREAS, the parties hereto desire to have this Agreement govern certain transfers of shares of the Company by the Blackhawk Partners;

     NOW, THEREFORE, in consideration of the premises, and the mutual agreements set forth herein, the parties hereto agree as follows:

     SECTION 1. CERTAIN DEFINITIONS.

     (a) Capitalized terms not otherwise defined herein, shall have the meanings assigned to them in the Restructure Agreement.

     (b) As used herein:

         "Common Stock" means (i) the Company's Common Stock, $0.01 par value per share, (ii) shares of Common Stock issuable upon exercise of outstanding options or warrants and (iii) shares of Common Stock issuable upon conversion of any outstanding convertible securities.

         "Investors" shall mean each of the persons identified as Investors on the signature pages hereof and any other persons or entities who become parties to this Agreement as "Investors" pursuant to the terms of this Agreement, and their respective heirs, legal representatives, administrators and successors.

     SECTION 2. RESTRICTIONS ON TRANSFER BY BLACKHAWK PARTNERS. Except as provided in this Agreement, the Blackhawk Partners will not sell, assign, pledge, hypothecate or otherwise encumber or dispose of in any way, all or part of or any interest in the Common Stock. Any sale, assignment, transfer, pledge, hypothecation or other encumbrance or disposition of the Common Stock not made in conformance with this Agreement shall be null and void, shall not be recorded


                              Page 61 of 69 Pages
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on the books of the Company and shall not be recognized by the Company without the written consent of all of the Investors.

     SECTION 3. CO-SALE RIGHTS.

     (a) Co-Sale Right. If any Blackhawk Partners (the "Blackhawk Seller") desires to effect a sale or transfer (pursuant to a single transaction or a series of related transactions to a single transferee or group of transferees) of at least 25% of the shares of Common Stock owned by the Blackhawk Seller to any transferee or group of transferees (a "Co-Sale Disposition"), the Blackhawk Seller shall give 15 days prior written notice to the Investors describing the material terms of the proposed Co-Sale Disposition and identifying the contemplated transferee or group of transferees (a "Co-Sale Notice"). To the extent any Investor holds shares of Common Stock, each such Investor may, by written notice to the Blackhawk Seller delivered within 15 days following the date of the Co-Sale Notice (each such Investor delivering such notice being a "Co-Sale Investor"), elect to participate in the Co-Sale Disposition, and require, as a condition to the closing of the Co-Sale Disposition, that the proposed transferee or group of transferees purchase, at the same price per share and on the same terms and conditions as are described in the Co-Sale Notice, a number of shares of Common Stock held by such Investor that is equal to the product obtained by multiplying (i) the aggregate number of shares of Common Stock to be transferred as set forth in the Co-Sale Notice by (ii) a fraction, the numerator of which is the number of shares of Common Stock owned by the Investor on an as-if converted or exchanged basis at the time of the sale or transfer and the denominator of which is the combined number of such shares of Common Stock and securities convertible or exchangeable for Common Stock owned by the Blackhawk Partners and the Co-Sale Investors on an as-if converted or exchanged basis (the "Co-Sale Shares"). If any Investor receiving the Co-Sale Notice timely elects to be a Co-Sale Investor, the Blackhawk Seller shall not effect the Co-Sale Disposition described in the Co-Sale Notice unless the proposed transferee or group of transferees agrees to purchase all of the Co-Sale Shares of all of the Co-Sale Investors at the same price and on the same terms and conditions described in the Co-Sale Notice, except that to the extent the transferee or group purchases any warrant or option, the exercise price thereof shall be deducted from the price payable for such warrant or option.

     (b) Closing of Co-Sale Disposition. Upon the closing of the Co-Sale Disposition pursuant to this Section, each Co-Sale Investor shall deliver at such closing, against payment of the purchase price therefor, certificates representing the Common Stock to be sold, duly endorsed for transfer or accompanied by duly endorsed stock powers, and evidence of good title to the Common Stock to be sold and the absence of liens, encumbrances and adverse claims with respect thereto and such other matters set forth in the Co-Sale Notice or as are otherwise deemed necessary by the Company for the proper transfer of such Common Stock on the books of the Company.

     SECTION 4. NON-EXERCISE OF RIGHTS. To the extent the Investors do not elect to participate in the sale of Common Stock in the time periods and on the terms and conditions specified in Section 3, the Blackhawk Seller may, not later than 120 days following delivery of the Co-Sale Notice, complete a transfer of such Common Stock on terms and conditions not more favorable to the transferor than those described in the Co-Sale Notice. Any proposed transfer on terms and conditions more favorable than those described in the Co-Sale Notice, as

                              Page 62 of 69 Pages
well as any subsequent proposed transfer of any Common Stock by the Blackhawk Seller, shall again be subject to the co-sale rights of the Investors and shall require compliance by the Blackhawk Seller with the procedures described in
Section 3.

     SECTION 5. EXEMPT TRANSFERS. Nothwithstanding anything in this Agreement to the contrary, the co-sale rights of the Investors shall not apply to: (i) (A) any transfer of Common Stock by Blackhawk I or Blackhawk II to its partners or members, (B) any pledge of Common Stock made pursuant to a bona fide loan transaction that creates a mere security interest, (C) any transfer to the ancestors, descendants or spouse or to trusts for the benefit of such persons or the Blackhawk Partners, or (D) any bona fide gift; provided that (x) the transferring Blackhawk Partner shall inform the Company and the Investors of such pledge, transfer or gift prior to effecting it and (y) the pledgee, transferee or donee shall furnish to the Company and the Investors a written agreement to be bound by and comply with all provisions of this Agreement, and such transferred Common Stock shall remain "Common Stock" hereunder and such pledgee, transferee or donee shall be treated as a Blackhawk Partner for all purposes of this Agreement; (ii) any public sale properly conducted by any of the Blackhawk Partners pursuant to Rule 144 or Rule 144A under the Securities Act of 1933, as amended; (iii) any transfer by a Blackhawk Partner of less than 25% of its respective holdings of Common Stock in a single transaction or series of related transactions; and (iv) the participation by any of the Blackhawk Partners in a proposed public offering of Common Stock (including the entering into of an underwriting agreement, a custody agreement and other agreements customarily executed by selling shareholders in connection therewith) or the participation by any Blackhawk Partner in any other registration pursuant to any demand or piggyback registration rights that any of them may have pursuant to any registration rights or similar agreement with the Company and the consummation thereof.

     SECTION 6. LEGEND ON CERTIFICATES.

     (a) Each certificate representing shares of Common Stock now or hereafter owned by a Blackhawk Partner or issued to any person in connection with a transfer pursuant to Section 5(i) hereof shall be endorsed with the following legend:

     "THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITION OF A CERTAIN CO-SALE AGREEMENT BY AND BETWEEN THE STOCKHOLDER, THE CORPORATION AND CERTAIN HOLDERS OF THE SECURITIES OF THE CORPORATION. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE CORPORATION."


                              Page 63 of 69 Pages

     (b) Each Blackhawk Partner and each Investor agrees that the Company may instruct its transfer agent to impose transfer restrictions on the shares represented by certificates bearing the legend referred to in Section 6(a) above to enforce the provisions of this Agreement and the Company agrees to promptly do so. The legend shall be removed upon termination of this Agreement or in connection with an exempt transfer under Section 5(ii) through 5(iv) above.

     SECTION 7. SPECIFIC ENFORCEMENT. In view of the inadequacy of money damages, if any Blackhawk Partner or any Investor (a "Breaching Party") or other person shall fail to comply with the provisions of this Agreement, the Company and the other non-breaching parties shall be entitled, to the extent permitted by applicable law, to injunctive relief in the case of the violation, or attempted or threatened violation, by a Breaching Party or other person of any of the provisions of such Sections, or to a decree compelling specific performance by a Breaching Party or other person of any such provisions, or to any other remedy legally allowed to them.

     SECTION 8. NOTICES. Except as may be otherwise provided herein, all notices, requests, waivers and other communications required or permitted to be given or made under this Agreement shall be given or made in writing and shall be deemed to have been duly given or made (i) when hand delivered to the other party, (ii) when received and sent by facsimile at the address and facsimile number set forth below, (iii) three business days after deposit in the U.S. Mail with first class or certified mail return receipt requested, postage prepaid and addressed to the other party as set forth below; or (iv) the next business day after deposit with a national overnight delivery service, postage prepaid, addressed to the parties as set forth below with next-business day delivery guaranteed, provided that the sending party receives a confirmation of delivery from the delivery service provider.

     (a) if to the Company, One Riverway, Suite 2100, Houston, Texas 77056, Facsimile No. (713) 850-7660, Attention: President; and

     (b) if to any Blackhawk Partner, c/o Blackhawk Capital Partners, 50 Fountain Plaza, Suite 12201, Buffalo, New York 14202, Facsimile No. (716) 842-2514, Attention: William R. Ziegler; and

     (c) if to any Investor, to the address and facsimile number shown on the signature page of such Investor or as last shown on the stock record books of the Company.

     Each person making a communication hereunder by facsimile shall promptly confirm by telephone to the person to whom such communication was addressed each communication made by it by facsimile pursuant hereto, but the absence of such confirmation shall not affect the validity of any such communication.

     A party may change or supplement the addresses given above, or designate additional addresses, for purposes of this Section 8, by giving the other party written notice of the new address in the manner set forth above.

     SECTION 9. AMENDMENT; ASSIGNMENT OF RIGHTS; SEVERABILITY

     (a) Any provision may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the

                              Page 64 of 69 Pages
written consent of (i) as to the Company, only by the Company, (ii) as to the Investors, by persons or entities holding more than a majority in interest of the Common Stock held by the Investors and their assignees pursuant to Section 9(c) hereof; provided, that any Investor may waive any of its rights hereunder without obtaining the consent of any other Investor; and (iii) as to a Blackhawk Partner, by such Blackhawk Partner or its respective assignee pursuant to
Section 9(c) hereof. Any amendment or waiver effected in accordance with clauses
(i), (ii) and (iii) of this Section shall be binding upon each Investor, its successors and assigns, the Company and the Blackhawk Partner.

     (b) This Agreement and the rights and obligations of the parties hereunder shall inure to the benefit of, and be binding upon, their respective successors, assigns and legal representatives.

     (c) In the event that any provisions hereof are held to be invalid, illegal or against public policy, the remaining provisions hereof shall not be affected thereby. In such event, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible with respect to those provisions which were held to be invalid, illegal or against public policy.

     SECTION 10. AGREEMENTS BY COMPANY. The Company, insofar as is proper or required, consents to this Agreement. It shall not issue, transfer or reissue any of its shares of stock, warrants or other securities in violation of this Agreement or without requiring proof of compliance with this Agreement.

     SECTION 11. EFFECTIVENESS; TERMINATION. This Agreement shall become effective at such time as it is executed by the Company, the Blackhawk Partners and, with respect to an Investor, by such Investor. Except as otherwise provided herein, this Agreement shall terminate upon the earlier to occur of (i) the closing of the Company's sale of all or substantially all of its assets or the acquisition of the Company by another entity by means of a merger or consolidation resulting in the exchange of the outstanding shares of the Company's capital stock for securities issued or other consideration paid, or caused to be issued or paid, by the acquiring entity or its subsidiary in which the stockholders of the Company prior to such event do not own a majority of the voting securities in the surviving entity; (ii) the execution by the Company of a general assignment for the benefit of creditors or the appointment of a receiver or trustee to take possession of the property or assets of the Company,
(iii) the dissolution of the Company; (iv) the written approval of the Company, the Blackhawk Partners and the holders of a majority of the shares of Common Stock held by the Investors; (v) the date on which the Investors, in the aggregate, hold less than 25% of the number of shares of Common Stock originally purchased under the Restructure Agreement; (vi) the date on which none of the Blackhawk Partners owns any shares of Common Stock; (vii) the first date on which the Common Stock is traded on the NASDAQ National Market System or any nationally registered securities exchange, or (viii) 5:00 P.M. New York City time on May 2, 2009. Any Investor who disposes of more than 75% of the number of shares of Common Stock originally purchased under the Restructure Agreement in conformity with the terms of this Agreement or otherwise shall cease to be a party to this Agreement and shall have no further rights hereunder.

                              Page 65 of 69 Pages
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     SECTION 12. CONSTRUCTION. Each party to this Agreement has had the opportunity to review this Agreement with legal counsel. This Agreement shall not be construed or interpreted against any party on the basis that such party drafted or authored a particular provision, parts of or the entirety of this Agreement.

     SECTION 13. MISCELLANEOUS. This Agreement (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, (b) may be executed in several counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same instrument, (c) shall inure to the benefit of and be binding upon, the successors, assigns, legatees, distributees, legal representatives and heirs of each party and is not intended to confer upon any person, other than the parties and their permitted successors and assigns, any rights or remedies hereunder, and (d) shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of New York, without regard to conflict of laws principles. The captions in this Agreement are for convenience of reference only and shall not affect its interpretation in any respect. All references to numbers of shares in this Agreement shall be appropriately adjusted to reflect any stock dividend, split, combination or other recapitalization of shares by the Company occurring after the date of this Agreement.


                    [SIGNATURES BEGIN ON THE FOLLOWING PAGE]





                              Page 66 of 69 Pages
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     IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the day and year first above written.


                                   COMPANY:

                                   GEOKINETICS INC.


                                   By: /s/ THOMAS J. CONCANNON
                                       -----------------------------------------
                                   Name: Thomas J. Concannon
                                        ----------------------------------------
                                   Title: Vice President and CFO
                                         ---------------------------------------


                                   BLACKHAWK PARTNERS:

                                   BLACKHAWK CAPITAL PARTNERS


                                   By: /s/ WILLIAM R. ZIEGLER
                                       -----------------------------------------
                                       William R. Ziegler, General Partner

                                   BLACKHAWK INVESTORS, L.L.C.

                                   By: Blackhawk Capital Partners,
                                       Managing Member

                                       By: /s/ WILLIAM R. ZIEGLER
                                           ------------------------------------
                                           William R. Ziegler, General Partner

                                   BLACKHAWK INVESTORS II, L.L.C.

                                   By: Blackhawk Capital Partners,
                                       Managing Member



                                       By: /s/ WILLIAM R. ZIEGLER
                                           -------------------------------------
                                           William R. Ziegler, General Partner

                                   SOMERSET CAPITAL PARTNERS


                                   By: /s/ WILLIAM R. ZIEGLER
                                       -----------------------------------------
                                       William R. Ziegler, General Partner



                              Page 67 of 69 Pages

                                   /s/ WILLIAM R. ZIEGLER
                                   ---------------------------------------------
                                   William R. Ziegler, Individually


                                   /s/ STEVEN A. WEBSTER
                                   ---------------------------------------------
                                   Steven A. Webster, Individually


                                   INVESTORS:

                                   All those Investors whose signature pages, substantially in the form of page 9 hereto, are attached hereto




                              Page 68 of 69 Pages
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                         FORM OF INVESTOR SIGNATURE PAGE



                                            NAME OF INVESTOR:




                                            By:
                                               ---------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------

                                            Address:


                                            ------------------------------------
                                            (Street Address)


                                            ------------------------------------
                                            (City, State and Zip Code)


                                            ------------------------------------
                                            (Telefax Number)



                              Page 69 of 69 Pages